                               POWER OF ATTORNEY

         Know all men by these presents, that each individual whose signature appears below constitutes and appoints Leo W. Seal, Jr. and George A. Schloegel, and each or either one of them, his true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign this Registration Statement on Form S-4 in connection with the acquisition of First Denham Bancshares, Inc. and relating to the registration of shares of Hancock Holding Company common stock, $3.33 par value per share, and any and all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, their, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signatures                             Title                             Date
- ----------                             -----                             ----
/s/ JOSEPH F. BOARDMAN, JR.            Director                     October 31, 1994
- --------------------------------
Joseph F. Boardman, Jr.

/s/ THOMAS W. MILNER, JR.              Director                     October 31, 1994
- --------------------------------
Thomas W. Milner, Jr.

/s/ DR. HOMER C. MOODY, JR.            Director                     October 31, 1994
- --------------------------------
Dr. Homer C. Moody, Jr.

/s/ A. F. DANTZLER                     Director                     October 31, 1994
- --------------------------------
A. F. Dantzler

/s/ VICTOR MAVAR                       Director                     October 31, 1994
- --------------------------------
Victor Mavar

/s/ CHARLES H. JOHNSON                 Director                     October 31, 1994
- --------------------------------
Charles H. Johnson

/s/ L. A. KOENENN, JR.                 Director                     October 31, 1994
- --------------------------------
L. A. Koenenn, Jr.

/s/ GEORGE A. SCHLOEGEL                Director                     October 31, 1994
- --------------------------------
George A. Schloegel

/s/ LEO W. SEAL, JR.                   Director                     October 31, 1994
- --------------------------------       President and Chief
Leo W. Seal, Jr.                       Financial Officer